AGREEMENT



         AGREEMENT MADE THIS        DAY OF            A.D., 1997 by and between
the Med-Design Corporation, a Delaware Corporation with its principal place of business in Pennsylvania, MDC Research Ltd., a California Corporation with principal place of business in Ventura, California on the one part, hereinafter collectively referred to as the "Companies" and John Botich, hereinafter referred to as the "Consultant":

                                    RECITALS

         WHEREAS, Consultant and Companies have previously entered into a written Employment Agreement dated April 5, 1995, the terms of which are hereby incorporated by reference; and

         WHEREAS, The parties wish to terminate said Agreement providing full-time employment for Consultant with the Companies as Executive Vice President and Chief Operating Officer; and

         WHEREAS, The parties wish to enter into a new agreement the terms of which are hereinafter set forth;

         In consideration of the foregoing and the mutual promises and undertakings hereinafter set forth the parties agree as follows:

         1. INCORPORATION. The provisions of the Employment Agreement dated April 5, 1995 are hereby incorporated by reference into this Agreement to the extent that they are not inconsistent with the provisions hereinafter set forth.

         2. RESIGNATION. Effective August 1, 1997, Consultant hereby tenders his resignation as Executive Vice President and Chief Operating Officer of both Companies. The Companies accept his resignation with grateful appreciation for his years of faithful services.

         3. DIRECTOR. The resignation of Consultant in no way effects his status as Director of the Companies and he will continue to serve in that capacity for the duration of his election with respect to the Med-Design Corporation and his appointment with respect to MDC Research Ltd.

         4. CONSULTANCY. Consultant agrees to work for the Companies as a consultant for six months following his resignation. Consultant shall work up to twenty hours per week.

         5. COMPENSATION. Fifty Thousand Dollars shall be paid to the Consultant by regular bi-weekly payments. The health insurance that was previously been afforded to Consultant will be continued and maintained during the six months.

         6. OVERTIME. Should Consultant work less than twenty hours in a given week, the balance of the twenty hour obligation shall be carried forward. Should Consultant believe that it is necessary for him to work more than twenty hours in a given week, and only with the advance written authorization of James M. Donegan, he shall be paid an overtime rate of $75.00 per hour for such overtime hours worked.

         7. OPTION TO EXTEND. At the expiration of said six months time period, the Companies, at their option, may extend the consultation period for an additional six months for an additional payment of Fifty Thousand Dollars and the continuation of health benefits. In the event that the company elects to renew the consultancy arrangement for an additional six months under said terms, Consultant agrees to accept said employment.

         8. DUTIES. The Consultant shall make himself available to consult with the Board of Directors, the officers of the Companies and the department heads of the administrative staff at reasonable times concerning matters pertaining to the organization of the administrative staff, the fiscal policy of the Companies, the relationship of the Companies with its employees and in general the important problems and concerns in the business affairs of the Companies. Consultant shall assist with strategic planning and negotiation with potential licensees, joint ventures or contract manufacturers and with such projects as the Companies may from time to time assign to him.

         9. LOCATION AND SUPPORT. The Consultant shall perform services for the Companies either at the facilities in Ventura, California, at Consultant's own facilities or at such other locations as the Companies may direct, as appropriate to the tasks being performed. The Companies shall make available to Consultant the office space, furnishings, and a computer work station as required for the performance of a Consultant's work. The Companies shall provide secretarial and other support services deemed necessary by the Companies for the performance of Consultant's work.

         10. TRAVEL EXPENSES. To the extent that Consultant is required by the Companies to travel, his attendant expenses shall be paid by the Companies in accordance with its policies for travel by officers.

         11. RESTRICTIONS. All provisions of his previous full-time employment contract with respect to non-competition confidentiality and ownership of patents or other intellectual property by the Companies are hereby ratified and reaffirmed.

         12. CONSTRUCTION. The parties agree that this contract will be interpreted in accordance with the laws of the Commonwealth of Pennsylvania.

         13. ARBITRATION. Any claim or controversy arising out of or relating to this Agreement, or the breach hereof, shall be settled and determined by binding arbitration in Philadelphia, Pennsylvania in accordance with the then current rules of the American Arbitration Association, and a non-appealable judgment upon the award rendered by the arbitrators may be entered in and specifically enforced by any court having jurisdiction.

         14. WHOLE AGREEMENT. This Agreement, including the terms of the prior Agreement which have been incorporated by reference constitutes the sole and only Agreement of the parties and supersedes any prior understanding or written or oral Agreements between the parties respecting its subject matter.

         15. MODIFICATION. The terms of this Agreement cannot be changed, altered or abrogated except in a written document signed by the parties.
         The undersigned hereby set their hands and seals to this Agreement on the above written date with full knowledge of its contents and intending thereby to be legally bound.

ATTEST:                                          THE MED-DESIGN CORPORATION

-----------------------------                    -------------------------------

                                                 BY: James M. Donegan, President


ATTEST:                                          MDC RESEARCH LTD.


-----------------------------                    -------------------------------
                                                 BY:

-----------------------------                    -------------------------------
WITNESS                                          BY: John Botich, Consultant